UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2006

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2006, the board of directors (the "Board of Directors") of Columbia Equity Trust, Inc. (the "Company") approved the recommendations and ratified the determinations of the Nominating, Corporate Governance and Compensation Committee of the Board of Directors and authorized the payment of cash bonuses totaling $830,000, for fiscal year 2006, to the following officers:(1) Oliver T. Carr, III, Chairman, President and Chief Executive Officer ($250,000); (2) John A. Schissel, Executive Vice President and Chief Financial Officer ($230,000); (3) Clinton D. Fisch, Senior Vice President and Director of Acquisitions ($100,000); (4) Christian H. Clifford, Senior Vice President and Director of Asset Management ($125,000); (5) John M. Novack, Senior Vice President and Chief Accounting Officer ($125,000).

Item 7.01 Regulation FD Disclosure.

The Company announced on December 21, 2006 that it is revising its previously issued Funds from Operations per share guidance of $1.00 to $1.08 for the twelve months ending December 31, 2006. After giving effect to $1.4 million of additional compensation costs in the fourth quarter of 2006 (including those described in Item 5.02 above), as well as the $4.8 million gain on the sale of its Greenbriar property, described in Item 8.01 below, the Company expects Funds from Operations per share (including gains and losses on the sale of real estate) to be in a range of $1.21 to $1.23 for 2006. Excluding the $4.8 million gain on the sale of real estate, Funds from Operations per share for the year ending December 31, 2006 is expected to be in a range of $0.89 to $0.91.

Because the 2006 fiscal year has not yet ended, the guidance provided above and in the line items detailed in Exhibit 99.1 is preliminary and subject to change.

Item 8.01 Other Events.

On December 15, 2006, the Company completed the disposition of its Greenbriar property, an approximately 112,000 square foot commercial office building located in Fairfax, Virginia, for a sale price of $21.4 million. Columbia received net cash proceeds of $21.2 million and expects to recognize a gain on the sale of approximately $4.8 million in the fourth quarter in connection with this disposition. Approximately $8.0 million of the net cash proceeds from the sale were used to repay amounts outstanding under the Company’s credit facility. The Company expects to use the remaining balance of the net cash proceeds to acquire, through a 1031 exchange under the Internal Revenue Code of 1986, as amended, a four-office building portfolio containing an aggregate of 147,000 square feet located in Stafford, Virginia that the Company placed under contract for $30.2 million in July of 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit 99.1 is being furnished herewith this Current Report on Form 8-K.

99.1 Reconciliation of 2006 Forward Guidance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

December 21, 2006	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Reconciliation of 2006 Forward Guidance